Exhibit 10.3
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of February 20, 2000 by and among PREMIER SCHOOL.COM, INC., a Delaware corporation (the “Company”), KNOWLEDGE UNIVERSE LEARNING, INC., a Delaware corporation (“KULI”), and WILLIAM J. BENNETT (“Bennett”).
RECITALS
     The parties hereto desire to enter into this Agreement for the purpose of regulating certain aspects of their relationships with regard to each other and with the Company.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:
ARTICLE I.
DEFINITIONS
     As used herein, the following terms have the following meanings:
     1.1 Affiliate. The term “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that Person. The term “control” (including as used in the terms “controlling,” “controlled by,” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     1.2 Bennett Original Shares. The term “Bennett Original Shares” means the shares of Common Stock originally issued to Bennett pursuant to the Stock Purchase Agreement dated as of the date hereof between the Company and Bennett.
     1.3 Board. The term “Board” means the Board of Directors of the Company.
     1.4 Class A Common Stock. The term “Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.
     1.5 Class B Common Stock. The term “Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

     1.6 Commission. The term “Commission” means the United States Securities and Exchange Commission.
     1.7 Common Stock. The term “Common Stock” means common stock of the Company, par value $0.0001 per share, including the Class A Common Stock and/or the Class B Common Stock.
     1.8 Fair Market Value. The term “Fair Market Value” per share means at any given date that amount as determined in the business judgment of the Board based upon Fully-Diluted Common Stock. The Company shall give Bennett a written explanation of how such value was derived and if Bennett disagrees with the Fair Market Value as determined by the Board, then Bennett shall so notify the Board in writing (the “Appraisal Notice”) within ten (10) business days of the Company’s delivery of the written explanation to Bennett. Within fifteen (15) business days of the delivery of the Appraisal Notice, the Board and Bennett shall each appoint a professional appraiser to determine the Fair Market Value. Each appraiser shall have at least five (5) years experience in appraising companies similar to the Company. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the Fair Market Value. If the appraisers reach such agreement, their agreement shall be final and binding on the Company and Bennett. If the appraisers fail to agree, they shall within ten (10) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish Fair Market Value by majority vote within the succeeding twenty (20) day period and such determination of Fair Market Value shall be final and binding on the Company and Bennett. The aggregate fees and costs associated with all appraisers shall be paid one-half by the Company and one-half by Bennett.
     1.9 Fully-Diluted Common Stock. The term “Fully-Diluted Common Stock” means all of the issued and outstanding Common Stock, assuming conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities, options, warrants and similar instruments that are ‘In the money” (regardless of whether or not they are then convertible, exercisable or exchangeable) into or for Common Stock.
     1.10 IPO. The term “IPO” means the first underwritten public offering of Common Stock under the Securities Act that results in shares of Common Stock trading on a national securities exchange or the NASDAQ National Market System.
     1.11 Permitted Transfer. The term “Permitted Transfer” means a transfer of Shares (a) to the spouse or children of Bennett, or (b) to a trust for the benefit of Bennett and/or a member or members of Bennett’s immediate family, or (c) pursuant to the will of Bennett or the laws of descent and distribution, or (d) to the Company, or (e) to KULI or an Affiliate of KULI, or (f) to any other Person with the prior written consent of the Board, which such consent the Board may withhold in its sole and absolute discretion; provided, however, that a transfer shall not constitute a Permitted Transfer unless (i) the transferee agrees to be bound by all of the obligations under this Agreement in the same manner as Bennett or KULI, as the case may be, and the transferee executes and delivers to the Company a written agreement to such effect in form and substance satisfactory to the Company, and (ii) the transfer is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and the Company receives an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) or other evidence acceptable to the Company confirming that such transfer is so exempt and otherwise does not violate federal or state securities laws.
     1.12 Person. The term “Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
     1.13 Qualified Offeree. The term “Qualified Offeree” means only Persons who are “accredited investors” as defined in Rule 501 promulgated under the Securities Act and have a similar status under applicable state securities laws so that such Qualified Offeree can be an offeree and purchaser in an offering of securities that is exempt from all registration and qualification of the Securities Act and applicable state securities laws.
     1.14 Registrable Securities. The term “Registrable Securities” means shares of Class A Common Stock (including those issued or issuable upon conversion, exercise or exchange of Shares); provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that (i) the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, or (ii) can be sold to the public pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.
     1.15 Restriction Expiration Date. The term “Restriction Expiration Date” means the earlier of (a) the fifth anniversary of the date of this Agreement, and (b) the day after the consummation of an IPO.
     1.16 Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.
     1.17 Shares. The term “Shares” means shares of Common Stock, and securities convertible into, or exercisable or exchangeable for shares of Common Stock.
     1.18 Transfer. The term “Transfer” means a voluntary or involuntary, direct or indirect, sale, transfer, assignment, hypothecation, pledge or alienation of any Shares, or any right or interest therein, whether by operation of law or otherwise.

ARTICLE II.
RIGHT OF REFUSAL
     2.1 General Restrictions on Transfer.
               (a) Prior to the Restriction Expiration Date, Bennett shall not allow any Transfer of his Shares to be consummated, except for (x) a Permitted Transfer, or (y) a Transfer pursuant Article VI or VII hereof.
               (b) On and after the Restriction Expiration Date, Bennett shall not allow any Transfer of his Shares to be consummated, except for (x) a Permitted Transfer, or (y) a Transfer pursuant Article VI or VII hereof, or (z) a bona fide sale of not more than twenty percent (20%) of the number of Bennett Original Shares during any twelve (12) month period; provided, however, that if Bennett desires to consummate a sale pursuant to clause (z) above prior to the date of consummation of an IPO, as a condition to consummating any such sale Bennett shall, in each case, first offer such Shares to KULI and the Company in accordance with the terms of this Article II.
     2.2 Notice. Prior to consummating any proposed sale that is subject to clause (z) of Section 2. 1(b) (and that is prior to the date of consummation of an IPO), Bennett shall give KULI and the Company written notice (the “Notice”) of such proposed sale, which notice shall offer to sell first to KULI and then to the Company the number of Shares proposed to be sold by Bennett (the “Offered Shares”) at the same price per share and upon the same terms and conditions as Bennett has received in a bona fide offer to purchase such Shares from an unrelated third party (the “Proposed Purchaser”). The Notice shall set forth: (i) the name and address of the Proposed Purchaser, (ii) the amount and form of consideration and terms and conditions of payment to be made by such Proposed Purchaser, and (iii) that the Proposed Purchaser has been informed of the right of first refusal provided for in this Article II and has agreed to act in accordance with the terms hereof. Anything contained herein to the contrary notwithstanding, in the event the proposed consideration for the purchase of the Offered Shares involves a form other than cash, KULI or the Company may substitute for such non-cash consideration an equivalent amount of cash as determined in the good faith business judgment of the Board.
     2.3 Option to Purchase. KULI shall have the option, for a period of fifteen (15) business days following receipt of the Notice, to acquire all (but not less than all) of the Offered Shares at the same price per share and upon the same terms and conditions as specified in the Notice. Such option shall be exercised by delivery of written notice of the exercise of the option to Bennett. In the event that KULI does not exercise such option to acquire all of the Offered Shares within such fifteen (15) business day period, then the Company shall have the right for a period of five (5) business days after the expiration of the fifteen (15) business day period to acquire all (but not less than all) of the Offered Shares at the same price per share and upon the same terms and conditions as specified in the Notice. Such option shall be exercised by delivery of written notice of the exercise of the option to Bennett. In the event that KULI and the Company do not exercise the options described above within the periods described above (or exercise the option but fail to close as provided in Section 2.4), then Bennett shall have the right for a period of 60 days after the expiration of the five (5) business day period described above or such failure to close (or, if sooner, after written waiver by KULI and the Company of their options to purchase), to sell to the Proposed Purchaser the Offered Shares but only at the same price per share and upon the same terms and conditions as set forth in the Notice; provided, however, that as a condition to the transfer of the Offered Shares to the Proposed Purchaser (a) the transfer must be exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and the Company shall receive an opinion of counsel reasonably acceptable to the Company that such transfer is so exempt and otherwise does not violate federal or state securities laws, and (b) such Proposed Purchaser agrees to be bound by all of the obligations under this Agreement in the same manner as Bennett and such Proposed Purchaser executes and delivers to the Company a written agreement to such effect in form and substance satisfactory to the Company. Any Shares that continue to be held by Bennett after such 60-day period shall remain subject to the restriction on transfer contained in Section 2.1 hereof.
     2.4 Closing. In the event that KULI or the Company elect to acquire the Offered Shares from Bennett pursuant to this Article II, the closing of such acquisition shall take place within ten (10) business days after the notice of such election. At the closing, Bennett shall deliver to KULI or the Company, as applicable, the certificates representing the Offered Shares (duly endorsed for transfer and free and clear of all liens, claims and encumbrances) against delivery by KULI or the Company of the consideration for the Shares being acquired in immediately available funds to the extent such consideration is payable in cash.
     2.5 Conversion of Shares. Anything contained herein to the contrary notwithstanding, in the event some or all of the Offered Shares consist of Class B Common Stock (or Shares that are exercisable for or convertible into Class B Common Stock), the Company and/or KULI shall have the right to require as a condition to any Transfer of such Offered Shares that they be converted into Class A Common Stock (or Shares that are exercisable for or convertible into Class A Common Stock) without any change in the amount of consideration payable therefor.
     2.6 Company Effecting Transfers. The Company agrees not to effect any Transfer of Shares by Bennett until it has received evidence reasonably satisfactory to it that this Article II has been complied with. Any attempt to consummate a Transfer in violation of this Article II shall constitute a material breach of this Agreement and shall be null and void and of no force or effect.

ARTICLE II.
PURCHASE RIGHT
     3.1 General. If at any time the Company proposes to issue to KULI or any of its Affiliates any of the Company’s equity securities (the “Securities”), then the Company shall give written notice to Bennett of such proposed issuance and offer to sell to Bennett at the same price and for the same consideration (or its cash equivalent) Bennett’s pro rata portion of the Securities. Bennett’s pro rata portion of the Securities shall be equal to a fraction the numerator of which shall be the number of shares of Common Stock owned by Bennett (and all transferees of Bennett in Permitted Transfers) and the denominator of which shall be the aggregate number of shares of Common Stock owned by Bennett (and all transferees of Bennett in Permitted Transfers) and KULI (and its Affiliates). Bennett shall have ten (10) business days from the receipt of such written notice to accept such offer and purchase his pro rata portion of the Securities. In the event that the purchase price for the Securities exceeds $10,000, KULI or the Company will loan Bennett the amount of the purchase price on commercially reasonable terms to be mutually agreed upon by KULI and Bennett including, without limitation, (a) the pledge to KULI (or the Company, as applicable) by Bennett of all of his Shares in the Company (including the Securities being purchased) to secure his obligation to repay such loan, (b) an agreement by KULI (or the Company, as applicable) that such loan shall be without recourse other than against the Shares, and (c) interest on such loan shall accrue at a variable rate per annum equal to one-half percent (1/2%) plus the “reference rate” announced from time to time by Bank of America NT&SA in San Francisco, California.
     3.2 Exemptions. The purchase right granted by Section 3.1 shall not apply to: (i) the issuance of Common Stock in connection with the initial organization of the Company, (ii) the issuance of Class A Common Stock upon conversion of shares of Class B Common Stock, (iii) any issuance of Securities in connection with an IPO, (iv) any issuance of Securities in connection with a merger, consolidation, transfer of assets or other business combination involving the Company, (v) any issuance of Securities pursuant to an employee benefit plan of the Company, or (vi) any issuance of Securities upon conversion or exercise of any Securities issued in compliance with the provisions of Section 3.1 or issued in a transaction exempt from the provisions of Section 3.1.
     3.3 Qualified Offeree. Anything contained herein to the contrary notwithstanding, no Person (other than KULI or an Affiliate thereof) that is a transferee of Shares from Bennett shall be entitle to participate in the purchase right granted by Section 3.1 unless such Person is a transferee in a Permitted Transfer and a Qualified Offeree.
     3.4 Termination of Purchase Right. The purchase right provided under this Article III shall terminate upon the earlier of: (a) effective immediately prior to, and shall no longer be applicable after, the closing of an IPO, or (b) the date that Bennett (together with any transferee of Bennett in a Permitted Transfer) no longer owns at least ninety percent (80%) of the Bennett Original Shares.
ARTICLE IV.
REGISTRATION RIGHTS
     4.1 Piggyback Registration Rights. If at any time after an IPO, the Company proposes to register any shares of Class A Common Stock with the Commission under the Securities Act as a result of the exercise of demand registration rights by any stockholder of the Company and the registration form to be used permits the registration of Registrable Securities (a “Piggyback Registration”), then the Company (i) will give written notice to all holders of Registrable Securities who are entitled to participate in such Piggyback Registration (collectively, “Holders”) of its intention to effect such a registration, and (ii) will, subject to Section 4.2 below, use commercially reasonable efforts to include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date of the Company’s notice.
     4.2 Cutback. If the managing underwriter or underwriters, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine, that the number or kind of securities proposed to be sold in such registration is inconsistent with that which can be sold in such registration without having an adverse effect on the offering, then the Company shall have the right to exclude or reduce the number of Registrable Securities requested to be included in such registration by the Holders pursuant to Section 4.1 above (pro rata based on the number of Registrable Securities that each such Holder shall have requested to include therein pursuant to Section 4.1 above).
     4.3 Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, and (ii) determine the terms under which such underwriting shall take place.
     4.4 Restrictions on Public Sale. Upon the request of the Company and the managing underwriter or underwriters, each of KULI and Bennett agree not to, directly or indirectly, effect any public sale or distribution of Shares, including a sale pursuant to Rule 144 under the Securities Act, during the 180-day period (or such shorter period as may be agreed to by the managing underwriter or underwriters) beginning on the effective date of a registration statement filed by the Company under the Securities Act.
     4.5 Participation in Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements. No Holder may participate in any registration hereunder unless such Holder enters into an indemnification agreement relating thereto containing standard and customary provisions. The Company shall pay all expenses incident to its registration obligations in this Article IV, other than the costs or expenses of any selling stockholder for underwriters’ commissions, brokerage fees or transfer taxes. The Company agrees to reimburse the Holders for the reasonable fees of one counsel for all Holders up to $25,000.
ARTICLE V.
PUT RIGHT
     5.1 Exercise of Put. If the Company has not consummated an IPO by the fifth anniversary of the date of this Agreement, Bennett shall have the one time right, exercisable either during the sixty (60) day period commencing upon such fifth anniversary date or during a sixty (60) day period occurring on the same dates in any subsequent year (the “Put Period”), to require the Company to purchase all of the Bennett Original Shares (the “Put Shares”). The Put Right shall be exercised by Bennett giving the Company written notice of exercise during the Put Period (the “Put Notice”). The amount payable by the Company for the purchase of each Put Share shall be equal to its Fair Market Value as of the last day of the Company’s fiscal quarter ended immediately prior to the Company’s receipt of the Put Notice (the “Put Price”).
     5.2 Payment/Deferral of Put Right. Upon exercise of the Put Right, the Put Price shall be paid to Bennett by the Company, against delivery of the certificates representing the Put Shares (duly endorsed for transfer and free and clear of any and all liens, claims and encumbrances), by cashier’s check or wire transfer from funds legally available therefore within thirty (30) days after the later of: (a) the Company’s receipt of the Put Notice, or (b) the final determination of Fair Market Value. Notwithstanding the foregoing, the Company shall have the right to defer the purchase of the Put Shares for up to one year after the first Put Period (the “Deferral Period”) and if an IPO has been consummated by the end of the Deferral Period, the Company shall not be required to purchase the Put Shares.
     5.3 Termination of Put Right. The Put Right provided under this Article V shall terminate effective immediately prior to, and shall no longer be applicable after, the closing of an IPO.
ARTICLE VI.
DRAG-ALONG RIGHTS
     6.1 General In the event that KULI proposes to Transfer all of the shares of Common Stock owned by KULI to any Person(s) (a “Drag-Along Transferee”) other than an Affiliate of KULL KULI shall have the right to require Bennett to Transfer to the Drag-Along

Transferee all of the Shares owned by Bennett on the same terms and conditions that KULI is transferring its Shares (the “Drag-Along Right”). To exercise the Drag-Along Right, KULI shall give Bennett written notice setting forth: (x) the amount of consideration and the other terms and conditions offered by the Drag-Along Transferee, and (y) the date, location and other provisions with respect to the closing of the transaction (the “Drag-Along Closing”). At the Drag-Along Closing, Bennett shall deliver to the Drag-Along Transferee the certificates representing all of his Shares (duly endorsed for transfer and free and clear of any and all liens, claims and encumbrances) against delivery of the consideration for such Shares.
     6.2 Termination of Drag Along Right. The Drag-Along Right provided under this Article VI shall terminate effective immediately prior to, and shall no longer be applicable after, the closing of an IPO.
ARTICLE VII.
TAG-ALONG RIGHTS
     7.1 General. In the event that KULI proposes to sell any of the shares of Common Stock owned by KULI to any Person(s) (a “Tag-Along Transferee”) other than an Affiliate of KULI, Bennett shall have the right to require the Tag-Along Transferee to purchase from Bennett that number of shares of Common Stock owned by Bennett equal to the total number of shares of Common Stock owned by Bennett multiplied by a fraction the numerator of which is the number of shares of Common Stock to be sold by KULI and the denominator of which is the total number of shares of Common Stock owned by KULI (“Tag-Along Right”). All shares of Common Stock purchased from Bennett pursuant to this Section 7.1 shall be paid for at the same price per share and on the same terms and conditions that KULI is selling its shares.
     7.2 Notice. KULI shall give Bennett a written notice (the “KULI Tag-Along Notice”) in connection with any sale that is subject to Section 7.1 setting forth: (i) the number of shares of Common Stock proposed to be sold by KULI, and (ii) the proposed amount and form of consideration and terms and conditions of payment to be made by such proposed purchaser.
     7.3 Exercise of Tag-Along Right. The Tag-Along Right shall be exercised by Bennett by giving written notice to KULI (the “Tag-Along Notice”) within 20 days following his receipt of KULI Tag-Along Notice. If the total number of shares of Common Stock proposed to be sold to the Tag-Along Transferee by KULI and Bennett exceeds the number of shares of Common Stock that the Tag-Along Transferee is willing to purchase, the number of shares of Common Stock to be sold by KULI and Bennett shall be reduced pro rata based on the total number of shares of Common Stock offered for sale by KULI and Bennett. If no Tag-Along Notice is received by KULI during the 20-day period referred to above, KULI shall have the right, for the 90-day period after the expiration of the 20-day period referred to above, to transfer to the Tag-Along Transferee the shares of Common Stock proposed to be sold on terms and conditions no more favorable to KULI than those stated in the related KULI Tag-Along Notice; provided, that in the event government approvals or consents are required in connection with the closing, such closing may occur not later than 90 days after the receipt of all such governmental approvals and consents required in connection therewith. Any sale to a proposed purchaser not made within the applicable period referred to above or which is proposed to be made on terms more favorable to KULI than those set forth in KULI Tag-Along Notice may only be made after again complying with provisions of this Article VII with respect to such proposed transfer.
     7.4 Termination of Tag-Along Right. The Tag-Along Right provided under this Article VII shall terminate effective immediately prior to, and shall no longer be applicable after, the closing of an IPO.
ARTICLE VIII.
OTHER COVENANTS
     8.1 Repurchase of Shares from Bennett Upon Termination of Employment. At any and all times following the termination of Bennett’s employment with the Company for any reason, the Company shall have the right and option to purchase (the “Repurchase Option”) all or any portion of the Shares owned by Bennett (and/or any transferee of Bennett pursuant to a Permitted Transfer). If the Company elects to exercise the Repurchase Option in whole or in part, it shall give written notice of such election (the “Repurchase Notice”) to Bennett (or Bennett’s estate, if applicable). If Bennett’s employment with the Company is terminated by the Company pursuant to Section 3.6 Bennett’s Employment Agreement (i.e., without “cause”) or Bennett terminates his employment with the Company pursuant to Section 3.7 of Bennett’s Employment Agreement (i.e., for “good reason”), the purchase price for each Share purchased by the Company shall be Fair Market Value. In all other events, the purchase price will be Bennett’s original cost for each “unvested” Share and Fair Market Value for each “vested” Share. For purposes of the Repurchase Option, Bennett shall be deemed to be “vested” in one-sixth of the Shares on each six month anniversary date of the issuance of such Shares. The purchase price for any Shares purchased by the Company shall be paid to Bennett (or Bennett’s transferee or estate, as applicable) in cash within thirty (30) days after the later of: (i) the date of the Repurchase Notice, or (ii) the final determination of Fair Market Value. The Company may exercise the Repurchase Option from time to time following the termination of Bennett’s employment as the Company deems appropriate. As used herein, “Bennett’s Employment Agreement” means the Employment Agreement dated as of the date hereof between the Company and Bennett.
     8.2 Redemption of Series A Preferred Stock. Pursuant to Section E(5) of Article VII of the Certificate of Incorporation of the Company, KULI has the right to require the Company to redeem all of the outstanding shares of Series A Preferred Stock at any time after December 31, 2004 if the Company has not consummated a “Qualified IPO” (as defined in the Certificate of Incorporation) by such date (the “Redemption Rights”). So long as Bennett (together with any transferee of Bennett in a Permitted Transfer) continues to hold at least eighty percent (80%) of the Bennett Original Shares, KULI agrees that it (and its transferees) will exercise the Redemption Rights in any year only during the period from January 1 through the last day of February.
     8.3 Termination of Certain Other Covenants. Section 8,2 of this Article VIII shall terminate effective immediately prior to, and shall no longer be applicable after, the closing of an IPO.
     8.4 Voting Agreement. Bennett and KULI agree to vote or not vote, as the case may be, their Shares in order to effectuate the provisions of Bennett’s Employment Agreement for so long as Bennett is employed with the Company thereunder.
ARTICLE IX.
MISCELLANEOUS
     9.1 Legend. In addition to any legends required by federal or state securities laws, the certificates representing the Shares shall bear the following legend:
“The securities represented by this certificate are subject to certain restrictions on transfer and other provisions set forth in a Stockholders Agreement dated as of February 20, 2000. A copy of such Agreement may be obtained from the Company upon request.”
     Each of the parties hereto agrees that absent (i) an effective registration statement under the Securities Act and qualification under applicable state securities laws or (ii) compliance with Rule 144 under the Securities Act, such party will not effect any Transfer of Shares unless such Transfer is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws. Upon the Company’s request, any party proposing to make such a disposition shall provide the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) or other evidence acceptable to the Company confirming that such disposition is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and otherwise does not violate federal or state securities laws.
     9.2 Transferees; Additional Restrictions on Transfer. Each transferee (other than KULI or an Affiliate thereof) of Shares from Bennett or a subsequent transferee shall take such Shares subject to the same restrictions that existed in the hands of the transferor. Unless the Company and KULI otherwise consent in writing in their sole and absolute discretion, no transferee of Shares from Bennett or a subsequent transferee, other than a transferee receiving Shares in a Permitted Transfer, shall be entitled to the benefits provided to Bennett hereunder, including, without limitation, the Purchase Right provided under Article III hereof, the Put Rights provided in Article V hereof or the Tag-Along Rights provided in Article VII hereof; provided, however, that any transferee or subsequent transferee shall be entitled to the benefits of the registration rights provided under Article IV hereof. Shares sold to the public pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act shall no longer be subject to any of the provisions of this Agreement, and the Company agrees to remove the legend described in Section 9.1 above upon such sale.
     9.3 [Intentionally Omitted]
     9.4 Specific Performance. Etc. In addition to being entitled to exercise all rights provided herein, in the Company’s Certificate of Incorporation or granted by law, including recovery of damages, each party to this Agreement will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     9.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; upon confirmation of transmission if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. If notice is given in multiple fashions, the date of first effective notice shall control. In each case notice shall be sent to:
If to the Company, addressed to:
PremierSchool.com, Inc.
844 Moraga Drive
Los Angeles, California 90049
Fax:(310) 440-3690
Attention: Board of Directors
With a copy (not itself constituting notice) to:
Maron & Sandier
844 Moraga Drive
Los Angeles, California 90049
Fax: (310) 440-3690
Attention: David S. Kyman, Esq.

If to KULI addressed to:
Knowledge Universe Learning, Inc.
844 Moraga Drive
Los Angeles, California 90049
Fax: (310) 440-3690
Attention: Chief Executive Officer
With a copy (not itself constituting notice) to:
Maron & Sandler
844 Moraga Drive
Los Angeles, California 90049
Fax: (310) 440-3690
Attention: David S. Kyman, Esq.
If to Bennett, addressed to:
William J. Bennett
Empower America
1701 Pennsylvania, N.W., Suite 900
Washington, D.C. 20006-5805
With a copy (not itself constituting notice) to:
Williams & Connolly
725 Twelfth Street, N.W.
Washington, District of Columbia 20005-5901
Fax: (202) 434-5029
Attention: Robert B. Barnett, Esq.
or to such other place and with such other copies as any party may designate by written notice to the others.
     9.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto relating to the subject matter hereof. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company, KULI and Bennett. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
     9.7 Further Assurances. Upon the terms and subject to the conditions contained herein, each party to this Agreement agrees to cooperate with each other party and to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the transactions contemplated by this Agreement.
     9.8 Termination. If not terminated sooner pursuant to the terms hereof, Article III of this Agreement (regarding the Purchase Right), Article IV of this Agreement (regarding Registration Rights), Article V of this Agreement (regarding Put Right), Article VI of this Agreement (regarding Drag-Along Rights), Article VII of this Agreement (regarding Tag-Along Rights) and Section 8.2 (regarding Other Covenants) shall terminate and cease to be of any further force or effect upon the earlier of: (a) the Company’s merger with and into another corporation or other entity (other than KULI or an Affiliate thereof) where, upon consummation of the merger, the holders of the Company’s voting stock immediately prior to the merger will hold less than 50% of the voting stock of the surviving corporation immediately after the merger, or (b) the Company’s merger with and into another corporation (other than KULI or an Affiliate thereof) where, in connection with the merger, the Shares are exchanged exclusively for cash and/or shares of capital stock or other securities that are publicly traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.
     9.9 Recapitalizations, Exchange, Etc. Affecting the Company’s Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof
     9.10 Arbitration; Governing Law. This Agreement has been made and executed under, and will be construed and interpreted in accordance with, the internal laws of the State of Delaware, without regard to principles of conflict of laws. Any dispute, controversy or claim arising out of this Agreement or the performance, breach or termination thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be in Wilmington, Delaware. The arbitration shall be conducted by a neutral arbitrator appointed by the American Arbitration Association. The arbitrator shall be entitled to award any appropriate remedy including, but not limited to, monetary damages, specific performance, and all other forms of legal and equitable relief; provided, however, that the arbitrator shall not be entitled to award punitive damages. Judgment upon the award rendered may be entered in any court having jurisdiction. The prevailing party shall be entitled to be awarded all costs of arbitration including, but not limited to, attorneys’ fees. The arbitrator shall be charged with determining the prevailing party. To the extent practicable, all information resulting from or otherwise pertaining to any dispute shall be nonpublic and handled by the parties and their respective agents in such a way as to prevent the public disclosure of such information. Notwithstanding the foregoing, either party shall have the right to seek and obtain court ordered specific performance, injunctive and other equitable remedies in connection with any actual or threatened breach of this Agreement.
     9.11 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.12 Headings. The headings of the Article and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     9.13 Interpretation of Agreement. Each of the parties has had the opportunity to be represented by counsel in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be construed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.
     9.14 Expenses. Except as set forth in Section 5.9 of that certain Stock Purchase Agreement between Bennett and Company dated as of even date herewith, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.
     9.15 Provisions Severable. Every provision of this Agreement is intended to be severable from every other provision of this Agreement. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, such provision shall be deemed to be reformed to the minimum extent necessary so that such provision as reformed may and shall be legally enforceable. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, and cannot be reformed and made enforceable as provided in the immediately preceding sentence, the remaining provisions will remain in full force and effect.
     9.16 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the day and year first written above.

“Company” PREMIERSCHOOL.COM, INC., a Delaware Corporation
By:	/s/ Ronald. J. Packard
Ronald. J. Packard

“KULI” KNOWLEDGE UNIVERSE LEARNING, INC. a Delaware Corporation
By:	/s/ Ronald. J. Packard
Ronald. J. Packard

“Bennett”
/s/ William J. Bennett
William J. Bennett